                                                                    EXHIBIT 11.1

                      FOURTH SHIFT CORPORATION
           CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                            SEPTEMBER 30          SEPTEMBER 30
                                                           ---------------      ----------------
                                                            1996      1995       1996       1995
                                                           -----     -----      -----     ------
Net Income (loss)                                           $355       $55     $1,420    ($7,950)
                                                           -----     -----      -----     ------
                                                           -----     -----      -----     ------
Weighted average number of common and common equivalent
    shares outstanding:

    Weighted average number of common shares outstanding   9,601     9,363      9,554      9,350

    Dilutive effect of stock options after application
    of the treasury stock method                             368       197        298          - (1)


                                                           -----     -----      -----     ------
Shares used in per common share computation                9,969     9,560      9,852      9,350
                                                           -----     -----      -----     ------
Net income (loss) per common share                         $0.04     $0.01      $0.14     ($0.85)
                                                           -----     -----      -----     ------
                                                           -----     -----      -----     ------


(1) Shares related to these options are not included in the per share calculation as they are antidilutive.